Exhibit 99.1

Pitney Bowes Announces Preliminary Results from its 2023 Annual Meeting of Shareholders

STAMFORD, Conn., May 9, 2023 – Pitney Bowes (the “Company”) (NYSE:PBI), a global shipping and mailing company that provides technology, logistics, and financial services, today announced the preliminary results of the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”).

Based on the preliminary tabulation by the Company’s proxy solicitor, the Company believes that the following director nominees have been elected:

•	Milena Alberti-Perez

•	Steven D. Brill

•	Todd Everett

•	Marc B. Lautenbach

•	Katie May

•	Sheila A. Stamps

•	Mary J. Steele Guilfoile

•	Darrell Thomas

•	Kurt Wolf

The Company issued the following statement:

“We welcome all new directors, including the nominees of Hestia Capital Partners, and look forward to working with them constructively on the future of the Company and on behalf of all shareholders.”

The foregoing results announced today are subject to certification by the Independent Inspector of Election. The Company anticipates that the final results of the Annual Meeting will be made available in a Current Report on Form 8-K filed with the Securities and Exchange Commission and on Pitney Bowes’ investor relations website in due course.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission (the “SEC”). Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Contacts

Editorial -

Bill Hughes

Chief Communications Officer

203.351.6785

Financial -

Ned Zachar, CFA

VP, Investor Relations

203.614.1092

Alex Brown

Senior Manager, Investor Relations

203.351.7639

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